                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-25001 of TCI Satellite Entertainment, Inc. on Form S-4 of our report on the combined financial statements of Comcast Satellite Communications, Inc. and Comcast DBS, Inc. dated August 22, 1997, filed as an exhibit to the Current Report on Form 8-K of TCI Satellite Entertainment, Inc. dated February 11, 1998, and to the reference to us under the heading "Experts" in the prospectus, which is a part of such Registration Statement.


Deloitte & Touche LLP
Philadelphia, Pennsylvania
February 16, 1998